                                                                    EXHIBIT 2.2

                             RESTRUCTURING AGREEMENT

          This RESTRUCTURING AGREEMENT (this "Agreement") is made as of March 4, 2004, by and among ASSOCIATED MATERIALS HOLDINGS INC., a Delaware corporation (the "Company"), AMH HOLDINGS, INC., a Delaware corporation ("Holdings"), HARVEST PARTNERS III, L.P., ("HPIII LP"), HARVEST PARTNERS III, GbR, ("HPIII GBR"), HARVEST PARTNERS IV GmbH & CO. KG, ("HPIV GMBH"), HARVEST PARTNERS IV, L.P., ("HPIV LP" and collectively with HPIII LP, HPIII GBR and HPIV GMBH the "Harvest Funds" and individually each a "Harvest Fund"), BANCBOSTON CAPITAL INC. ("BancBoston"), PRIVATE EQUITY PORTFOLIO FUND II, LLC ("PEPF"), GE CAPITAL EQUITY CAPITAL GROUP, INC. ("GE"), NATIONAL CITY EQUITY PARTNERS, INC. ("National"), GREAT LAKES CAPITAL INVESTMENTS IV, LLC ("Great Lakes"), LIBERTY MUTUAL INSURANCE COMPANY ("Liberty"), OLD HICKORY FUND I, LLC ("Old Hickory"), PPM AMERICA PRIVATE EQUITY FUND L.P. ("PPM"), ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P. ("Abbott"), THE TEXAS GROWTH FUND II - 1998 TRUST ("Texas"), WESTON PRESIDIO CAPITAL III, L.P. ("Weston III"),WESTON PRESIDIO CAPITAL IV, L.P. ("Weston IV"), WPC ENTREPRENEUR FUND, L.P. ("Entrepreneur I"),WPC ENTREPRENEUR FUND II, L.P. ("Entrepreneur II" and collectively with Weston III, Weston IV and Entrepreneur I the "Weston Investors" and individually each a "Weston Investor"), BNY PARTNERS FUND L.L.C. ("BNY"), and NEW YORK LIFE CAPITAL PARTNERS II L.P. ("New York Life"), 3755428 Canada Inc. ("Canada") and certain stockholders of the Company listed on the Executive Signature Page hereto (each, an "Executive" and collectively the "Executives") (the Harvest Funds, BancBoston, PEFP, GE, National, Great Lakes, Liberty, Old Hickory, PPM, Abbott, Texas, the Weston Investors, BNY, New York Life, Canada and the Executives are referred to collectively herein as the "Contributors", and individually herein as a "Contributor").

          WHEREAS, the Contributors own all of the issued and outstanding capital stock of the Company;

          WHEREAS, the Contributors and the Company desire to restructure the Company by creating Holdings, a holding company which shall own all of the issued and outstanding capital stock of the Company;

          WHEREAS, immediately following the Restructuring, the Contributors shall own all of the issued and outstanding capital stock of Holdings on the same terms and in the same proportion as the capital stock of the Company is held by the Contributors immediately prior to the Restructuring; and

          WHEREAS, Holdings was incorporated in the State of Delaware on February 19, 2004 to effectuate the Restructuring.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

          1. Contribution to Holdings. On the date of this Agreement, each Contributor agrees to contribute and, as soon as practicable, deliver to Holdings certificates representing the number of shares of (a) Class A Common Stock, par value $0.01 per share, of the Company (the "Company Class A Common"),
(b) Class B Common Stock, par value $0.01 per share, of the Company (the "Company Class B Common") and (c) 8.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the "Company Preferred" and, collectively with the Company Class A Common and the Company Class B Common, the "Company Shares"), as applicable, as specified for each such Contributor on
Schedule 1 attached hereto, endorsed in blank or accompanied by duly executed assignment documents, and in exchange therefore, Holdings agrees to issue and deliver to each Contributor the number of shares of (a) Class A Common Stock, par value $0.01 per share, of Holdings (the "Holdings Class A Common"), (b) Class B Common Stock, par value $0.01 per share, of Holdings (the "Holdings Class B Common") and (c) 8.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Holdings (the "Holdings Preferred" and, collectively with the Holdings Class A Common and the Holdings Class B Common, the "Holdings Shares"), as applicable, as specified for each such Contributor on
Schedule 1 attached hereto (in each case, in the form of stock certificates issued by Holdings representing such shares); provided, that, immediately after the Initial Exchange (as defined below), each share of Holdings Preferred shall be deemed to have accrued and unpaid dividends equivalent to the amount of accrued and unpaid dividends as shall have accrued on the Company Preferred exchanged therefor as of the date hereof. The parties hereto intend that the transactions described in this Section 1 (the "Initial Exchange") be characterized as an exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended.

          2. Contribution to the Company. Immediately following the Initial Exchange, Holdings agrees to contribute and deliver to the Company the certificates representing all of the Company Shares contributed to it pursuant to the Initial Exchange, endorsed in blank or accompanied by duly executed assignment documents, and in exchange therefore, the Company agrees to (a) issue and deliver to Holdings 1,000 shares of Company Class A Common (in the form of stock certificates issued by the Company representing such shares), and (b) cancel on its books and records the certificates representing Company Shares contributed to it by Holdings pursuant to this Section 2. The parties hereto intend that the transactions described in this Section 2 (the "Second Exchange" and, together with the Initial Exchange, the "Restructuring") be characterized as an exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended.

          3. Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties with respect to the Company. The Company represents and warrants to each of the Contributors that, except as disclosed in the Offering Memorandum (the "Offering Memorandum"), dated February 27, 2004, regarding Holdings' new senior discount notes or the annual reports, registration statements, proxy statements, information statements, quarterly reports or current reports filed by Associated Materials Incorporated with the Securities and Exchange Commission (the "SEC Reports"):

               (i) Organization of the Company. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

               (ii) Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as required by applicable state, province or "blue sky" securities laws or regulations, which shall be timely made.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any material constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its subsidiaries is subject or any provision of its charter or bylaws or (b) result in a breach of or constitute a default under, any material agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its assets is subject.

               (iv) Capital Stock and Related Matters

                    (A) The authorized capital stock of the Company consists of
(i) 2,500,000 shares of Company Class A Common, of which (x) 1,672,352 shares are issued and outstanding immediately prior to the Restructuring and (y) 1,000 shares will be issued and outstanding and held by Holdings immediately after the Restructuring, (ii) 2,500,000 shares of Company Class B Common, (x) 19,118 of which are issued and outstanding immediately prior to the Restructuring and (y) none of which are issued and outstanding immediately after the Restructuring and
(iii) 3,000,000 shares of Company Preferred, (x) 1,545,899 of which are issued and outstanding immediately prior to the Restructuring and (y) none of which are issued and outstanding immediately after the Restructuring. Immediately prior to the Restructuring, the record ownership of the capital stock of the Company shall be as set forth on Schedule 1. Immediately after the Restructuring, the Company will not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Company Class A Common. Immediately after the Restructuring, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its outstanding capital stock or any warrants, options or other rights to acquire its capital stock. As of the Restructuring and immediately thereafter, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                    (B) There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of the Company Class A Common to Holdings pursuant to Section 2. The Company has not violated any applicable federal or state securities laws in connection with the issuance of any of its capital stock pursuant to Section 2, and, assuming the representations and warranties of each of the Contributors contained in Section 3(c) are true and correct, the issuance of the Company Class A Common pursuant to Section 2 does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          (b) Representations and Warranties with respect to Holdings. The Company and Holdings represent and warrant, jointly and severally, that except as disclosed in the Offering Memorandum or the SEC Reports:

               (i) Organization of Holdings. Holdings is duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) Authorization of Transaction and Holdings Shares. Holdings has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Holdings Stockholders Agreement. Holdings has (i) created the Holdings Shares by a Certificate of Incorporation in the form set forth as Exhibit A attached hereto (the "Holdings Certificate") and (ii) authorized the issuance of the Holdings Shares to the Contributors pursuant to Section 1. Each of this Agreement and the Holdings Stockholders Agreement constitutes a valid and binding obligation of Holdings, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Holdings need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by each of this Agreement and the Holdings Stockholders Agreement, except as required by applicable state, province or "blue sky" securities laws or regulations, which shall be timely made.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement or the Holdings Stockholders Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate any material constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Holdings is subject or any provision of its charter or bylaws, or
(b) result in a breach of or constitute a default under, any material agreement, contract, lease, license, instrument, or other arrangement to which Holdings is a party or by which it is bound or to which any of its assets is subject.

               (iv) Capital Stock and Related Matters

                    (A) The authorized capital stock of Holdings consists of (i) 2,500,000 shares of Holdings Class A Common, (x) none of which are issued and outstanding immediately prior to the Restructuring and (y) of which 1,672,352 shares are issued and outstanding immediately after the Restructuring and 385,792 shares are reserved for issuance upon exercise of employee stock options ("Holdings Options") issued pursuant to the Holdings' 2004 Stock Option Plan, set forth as Exhibit B attached hereto, which plan Holdings has assumed and which assumption has been approved by the board of directors of Holdings, in each case, immediately after the Restructuring, (ii) 2,500,000 shares of Holdings Class B Common,

(x) none of which are issued and outstanding immediately prior to the Restructuring and (y) of which 19,118 shares are issued and outstanding immediately after the Restructuring and (iii) 3,000,000 shares of Holdings Preferred (x) none of which are issued and outstanding immediately prior to the Restructuring and (y) of which 1,545,899 shares are issued and outstanding immediately after the Restructuring. Immediately after the Restructuring, Holdings will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Holdings Options, the Holdings Class A Common and the Holdings Class B Common. Immediately after the Restructuring, Holdings will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its outstanding capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Stockholders Agreement, dated as of the date hereof, by and among Holdings, the Company and the Contributors in the form set forth as Exhibit C attached hereto (the "Holdings Stockholders Agreement") and the Holdings Preferred. Immediately after the Restructuring, all of the outstanding shares of Holdings' capital stock shall be validly issued, fully paid and nonassessable.

                    (B) There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of the Holdings Shares to the Contributors pursuant to Section 1. Holdings has not violated any applicable federal or state securities laws in connection with the issuance of any of its capital stock pursuant to Section 1 and, assuming the representations and warranties of each of the Contributors contained in Section 3(c) are true and correct, the issuance of the Holdings Shares pursuant to Section 1 does not require registration under the Securities Act, or any applicable state securities laws. Immediately after the Restructuring, there will be no agreements between Holding' stockholders with respect to the voting, transfer or registration of Holdings' capital stock, except for the Holdings Stockholders Agreement.

               (v) No Liabilities. As of immediately prior to the Restructuring, Holdings does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations as set forth in the Offering Memorandum.

               (vi) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's and Holdings' knowledge, any basis therefore or threat thereof against Holdings.

               (vii) No Other Business. Holdings is engaged in no business other than its ownership of the capital stock of the Company.

               (viii) Terms. With respect to each Contributor, the Restructuring shall be on the same terms and conditions as afforded to each other Contributor. No Contributor shall receive any payments or fees in connection with the Restructuring except as set forth in the Offering Memorandum.

          (c) Representations and Warranties of each Contributor. Each Contributor, severally and not jointly, for itself only and not on behalf of any other Contributor, represents and warrants to the Company and Holdings, as follows:

               (i) Authorization of Transaction. If such Contributor is not an individual, such Contributor has all necessary power and authority, and if such Contributor is an individual, such Contributor has full legal capacity, to execute and deliver this Agreement and the other documents to be executed and delivered by such Contributor as contemplated hereby, to carry out such Contributor's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including the contribution and delivery of the Company Shares held by such Contributor. If such Contributor is not an individual, the execution and delivery of this Agreement and the other documents to be executed and delivered by such Contributor as contemplated hereby have been duly authorized by all requisite corporate, limited liability or other action, as applicable, and no other corporate, limited liability or other action, as the case may be, is necessary to authorize the execution, delivery and performance of this Agreement and such other documents by such Contributor and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of such Contributor, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Such Contributor, to the best of its knowledge, need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Immediately prior to the Restructuring, such Contributor is the record owner of the capital stock of the Company set forth next to its name on Schedule 1.

               (ii) Noncontravention. To the best of such Contributor's knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any material constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Contributor is subject.

               (iii) Brokers' Fees. Such Contributor has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

               (iv) Securities Law Compliance. Such Contributor:

                    (A) is acquiring the Holdings Shares for its own account and is not acquiring the Holdings Shares with a view to, or for resale in connection with, any distribution of the Holdings Shares in violation of the Securities Act or any securities laws applicable to such Contributor. Such Contributor understands that the Holdings Shares acquired by it pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state or province by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Contributor and upon the other representations made by such Contributor in this Agreement. Such Contributor understands that the Company and Holdings are relying upon the representations, warranties and agreements made by such Contributor in this Agreement.

                    (B) understands that it may not sell or transfer the Holdings Shares acquired by it pursuant to this Agreement except in accordance with the registration requirements of the Securities Act and of any applicable state or province or "blue sky" securities laws or regulations or an exemption from such registration requirements or regulations. Such Contributor further understands that, except as set forth in the Holdings Stockholders Agreement, Holdings has no obligation or present intention of so registering the Holdings Shares, and that there is no assurance that any exemption from registration under the Securities Act and any applicable state or province or "blue sky" securities laws or regulations will be available, or if available, that such exemption will allow such Contributor to dispose of or otherwise transfer any or all of the Holdings Shares in the amounts or at the times that such Contributor may propose.

                    (C) understands that any sale or transfer of the Holdings Shares acquired by it pursuant to this Agreement is subject to the restrictions on such sale or transfer contained in the Holdings Stockholders Agreement and that the certificates evidencing the Holdings Shares, if any, will bear the restrictive legends provided for in the Holdings Stockholders Agreement.

                    (D) (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions referred herein, (ii) fully understands the nature, scope and duration of the limitations applicable to the Holdings Shares and
(iii) is able to bear the economic risk of the investment in the Holdings
Shares.

                    (E) is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and
(ii) a "qualified purchaser" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company").

                    (F) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Holdings Shares and has had full access to such other information concerning Holdings as such Contributor has requested. Such Contributor has reviewed, or has had an opportunity to review, the Holdings Certificate, the Bylaws of Holdings and the Holdings Stockholders Agreement.

          4. Post-Closing Covenants. Holdings, the Company and the Contributors agree as follows with respect to the period following the consummation of the transactions described herein.

          (a) General. Each party to this Agreement will take such further action (including the execution and delivery of such further instruments and documents) as is reasonably necessary to carry out the purpose of this Agreement as any other party hereto may reasonably request, all at the sole cost and expense of such requesting party.

          (b) Holdings Shares. Each Holding Share issued under this Agreement will be imprinted with such legends as are required pursuant to the terms and conditions of the Holdings Stockholders Agreement.

          5. Miscellaneous.

          (a) Press Releases and Public Announcements. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Holdings, and the Company; provided, that any party hereto may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will use its reasonable best efforts to advise the other parties hereto prior to making the disclosure).

          (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Holdings and the Company. Notwithstanding anything herein to the contrary, each of the Contributors may, in the ordinary course of its business and in accordance with applicable law, at any time assign to a Permitted Transferee (as such term is defined in the Holdings Stockholders Agreement) all or part of the obligations under this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          To any Contributor:

               As specified for each such Contributor on the books and records of the Company.


          To Holdings or the Company:

               280 Park Avenue, 33rd Floor
               New York, NY 10017
               Attention:  Ira D. Kleinman
               Facsimile No.: (212) 812-0100
               with copies to (which shall not constitute notice to Holdings or the Company):
               -----------------------------------------------------------------

               White & Case LLP
               1155 Avenue of the Americas
               New York, NY 10036
               Attention:   John M. Reiss, Esq.
                            Oliver C. Brahmst, Esq.
               Facsimile No.:  (212) 354-8113

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          (f) Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (g) Amendments and Waivers. This Agreement may be amended, or any provision of this Agreement may be waived upon a written approval, executed by the parties hereto. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

          (h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (i) Expenses. Each of the Contributors and Holdings and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company will bear the reasonable legal fees and expenses of Winston & Strawn LLP, counsel to certain of the Contributors, in connection with the Restructuring.

          (j) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

          (k) Waiver by Holders of Company Preferred. The holders of the Company Preferred hereby waive any rights which they may have pursuant to Article Fourth, Section B.5.a.iii of the Certificate of Incorporation of the Company which would entitle such holders rights to a mandatory redemption of their Company Preferred upon a Change of Control (as therein defined) of the Company, which Change of Control would be triggered by this Restructuring Agreement.

          (l) Waiver by Holders of Holdings Preferred. The holders of the Holdings Preferred hereby waive the procedure for redemption provided in Article Fourth, Section B.7.a. of the Certificate of Incorporation of Holdings exclusively as they relate to an optional redemption by Holdings of their preferred stock on the date hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                AMH HOLDINGS, INC.


                                By:           /s/ D. Keith LaVanway
                                     ---------------------------------------
                                     Name:  D. Keith LaVanway
                                     Title: Vice President-Finance



                                ASSOCIATED MATERIALS HOLDINGS, INC.


                                By:           /s/ D. Keith LaVanway
                                     ---------------------------------------
                                     Name:  D. Keith LaVanway
                                     Title: Vice President-Chief Financial
                                             Officer



                                HARVEST PARTNERS III, L.P.

                                By:  Harvest Associates III, LLC,
                                     its general partner


                                By:           /s/ Ira D. Kleinman
                                     ---------------------------------------
                                     Name:  Ira D. Kleinman
                                     Title: Member


                                HARVEST PARTNERS III, GbR

                                By:  Harvest Associates III, LLC,
                                     its general partner


                                By:           /s/ Ira D. Kleinman
                                     ---------------------------------------
                                     Name:  Ira D. Kleinman
                                     Title: Member

                                HARVEST PARTNERS IV GmbH & Co. KG

                                By:  Harvest Partners IV, LLC,
                                     its general partner


                                By:           /s/ Ira D. Kleinman
                                     ---------------------------------------
                                     Name:  Ira D. Kleinman
                                     Title: Member


                                HARVEST PARTNERS IV, L.P.

                                By:  Harvest Partners IV, LLC,
                                     its general partner


                                By:           /s/ Ira D. Kleinman
                                     ---------------------------------------
                                     Name:  Ira D. Kleinman
                                     Title: Member


                                BANCBOSTON CAPITAL INC.


                                By:           /s/ Florian Hunziker
                                     ---------------------------------------
                                     Name:  Florian Hunziker
                                     Title: Vice President


                                PRIVATE EQUITY PORTFOLIO FUND II, LLC
                                     By Fleet National Bank, its manager

                                By:           /s/ John DeSislo
                                     ---------------------------------------
                                     Name:  John DeSislo
                                     Title:  Director


                                GE CAPITAL EQUITY CAPITAL GROUP, INC.


                                By:           /s/ Patrick O. Kocsi
                                     ---------------------------------------
                                     Name:  Patrick O. Kocsi
                                     Title: Vice President

                                NATIONAL CITY EQUITY PARTNERS, INC.


                                By:           /s/ Carl E. Baldassarre
                                     ---------------------------------------
                                     Name:  Carl E. Baldassarre
                                     Title:  Managing Director


                                GREAT LAKES CAPITAL INVESTMENTS IV, LLC


                                By:           /s/ Carl E. Baldassarre
                                     ---------------------------------------
                                     Name:  Carl E. Baldassarre
                                     Title:  Managing Director


                                LIBERTY MUTUAL INSURANCE COMPANY


                                By:           /s/ Ronald D. Ulich
                                     ---------------------------------------
                                     Name:  Ronald D. Ulich
                                     Title:  Vice President


                                OLD HICKORY FUND I, LLC

                                By:  PPM America, Inc.,
                                     its manager


                                By:           /s/ Patrick Lanigan
                                     ---------------------------------------
                                     Name:  Patrick Lanigan
                                     Title: Partner

                                PPM AMERICA PRIVATE EQUITY FUND L.P.

                                By:  PPM America Capital Partners, LLC,
                                     its general partner


                                By:           /s/ Patrick Lanigan
                                     ---------------------------------------
                                     Name:  Patrick Lanigan
                                     Title: Partner


                                By:           /s/ David Brett
                                     ---------------------------------------
                                     Name:  David Brett
                                     Title: Senior Partner


                                ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P.

                                By: Abbott Capital Private Equity Partners III, L.P., its general partner

                                By:  Abbott Capital Management, L.L.C.,
                                     its general partner



                                THE BOARD OF TRUSTEES OF THE TEXAS
                                GROWTH FUND II, AS TRUSTEE FOR THE
                                TEXAS GROWTH FUND II - 1998

                                By:  TGF II Management, L.P.,
                                     as Executive Director

                                By:  TGF Management Corp.,
                                     as General Partner


                                By:           /s/ Barry C. Twomey
                                     ---------------------------------------
                                     Name:  Barry C. Twomey
                                     Title: Managing Director

                                WESTON PRESIDIO CAPITAL III, L.P.


                                By:          /s/ Kevin M. Hayes
                                     ---------------------------------------
                                     Name:  Kevin M. Hayes
                                     Title: General Partner


                                WESTON PRESIDIO CAPITAL IV, L.P.


                                By:           /s/ Kevin M. Hayes
                                     ---------------------------------------
                                     Name:  Kevin M. Hayes
                                     Title: General Partner


                                WPC ENTREPRENEUR FUND, L.P.


                                By:           /s/ Kevin M. Hayes
                                     ---------------------------------------
                                     Name:  Kevin M. Hayes
                                     Title: General Partner


                                WPC ENTREPRENEUR FUND II, L.P.


                                By:           /s/ Kevin M. Hayes
                                     ---------------------------------------
                                     Name:  Kevin M. Hayes
                                     Title: General Partner


                                BNY PARTNERS FUND L.L.C.

                                By: BNY Private Investment Management, Inc., Member Manager


                                By:           /s/ Burton M. Siegel
                                     ---------------------------------------
                                     Name:  Burton M. Siegel
                                     Title: Vice President

                                NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                By:  NYLCAP Manager LLC,
                                     its Investment Manager


                                By:          /s/ Steven M. Benevento
                                     ---------------------------------------
                                     Name:  Steven M. Benevento
                                     Title: Executive Vice President


                                3755428 CANADA INC.


                                By:           /s/ Dennis Vollmershausen
                                     ---------------------------------------
                                     Name:  Dennis Vollmershausen
                                     Title: President